Exhibit 99.2

Silo Pharma Announces Closing of $5.75 Million Public Offering of Common Stock, Nasdaq Listing, and
Full Exercise of Underwriter’s Over-Allotment Option

ENGLEWOOD CLIFFS, NJ – September 30, 2022 (GLOBE NEWSWIRE) -- Silo Pharma, Inc. (Nasdaq: SILO), a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research, today announced the closing of its underwritten public offering of 1,150,000 shares of its common stock, which included the full exercise of the underwriters' over-allotment option to purchase 150,000 additional shares of common stock, at a public offering price of $5.00 per share.

Silo Pharma’s common stock began trading on the Nasdaq Capital Market under the symbol “SILO” on September 27, 2022.

The gross proceeds from this offering, before deducting underwriting discounts and commissions and other offering expenses payable by Silo Pharma, were $5,750,000 million. Silo Pharma intends to use the net proceeds from the offering for product development, marketing, and working capital and general corporate purposes. A portion of the proceeds may also be used for acquisitions of complementary businesses, technologies, or other assets.

Laidlaw & Company (UK) Ltd. acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-261532) relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and declared effective on September 26, 2022. The final prospectus was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Silo Pharma

Silo Pharma. Inc. is a development-stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as PTSD, Alzheimer’s, and other rare neurological disorders. Silo’s mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the healthcare industry. For more information, visit www.silopharma.com

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this presentation, whether as a result of new information, future events, or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

Contact

800-705-0120

investors@silopharma.com